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Exhibit 3.1 (l)

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF
                               IMMUNOMEDICS, INC.

                ------------------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                -------------------------------------------------

        It is hereby certified that:

        1.     The name of the corporation is Immunomedics, Inc. (the
"Corporation").

        2. The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of

Delaware on July 6, 1982.

        3. The Certificate of Incorporation of the Corporation is hereby amended by deleting in its entirety Paragraph (a) of ARTICLE IV and substituting the following therefor:

                      "(a) The  Corporation  shall be authorized to issue eighty million (80,000,000) shares, consisting of seventy (70,000,000) shares of Common Stock, $.01 par value per share ("Common Stock"), and ten million (10,000,000) shares of Preferred Stock, $.01 par value per share ("Preferred Stock")."

        4. The amendment to the Certificate of Incorporation set forth above has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chairman of the Board and Chief Executive Officer and attested to by its Secretary this 5th day of November, 1996.

                                     /s/ David M. Goldenberg
                                    -------------------------------------
                                    David M. Goldenberg
                                    Chairman of the Board and
                                    Chief Executive Officer

Attest:

 /s/ Phyllis Parker
------------------------
Phyllis Parker
Secretary

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